PROMISSORY NOTE

$24,000.00 Date: January 27, 2016

FOR VALUE RECEIVED, the undersigned, Skinvisible, Inc., of 6320 South Sandhill Road, Suite 10, Las Vegas, NV 89120 promises to pay to the order of Robert Lutz (“Lender”), whose address is 8322 W. Tonto Lane, Peoria, AZ. 85382, or such other place as the Lender may designate in writing to the undersigned, the principal sum of Twenty Four Thousand Dollars ($24,000.00), together with interest thereon from date hereof until paid, at the rate of ten percent (10%) per annum as follows: The entire principal amount shall be repaid on or before February 15, 2016. As payment for the loan the company agrees to gift 200,000 shares of Skinvisible, Inc at a deemed value of $0.02 per share.

All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty.

This note is made and executed under, and is in all respects governed by, the laws of the State of Nevada.

/s/ Terry Howlett

Terry Howlett

President & CEO

Skinvisible, Inc.